Exhibit 99(a)
news release
--------------AT THE COMPANY--------------
Lynn Afendoulis
Director, Corporate Communications
616/365-1502
FOR IMMEDIATE RELEASE
MONDAY, JULY 17, 2006
Universal Forest Products Posts 20% Increase in 2nd Quarter Net Earnings
Year-to-Date Earnings up 35%
GRAND RAPIDS, Mich., July 17, 2006 — Universal Forest Products (Nasdaq: UFPI) today announced a strong second quarter marked by net earnings of $27.3 million, an increase of 19.9% over the same period last year. Year-to-date net earnings were $43.2 million, a 34.9% increase over the first six months of 2005.
Net sales for the quarter were $826.8 million, up 6.1% over net sales of $779.6 million for the second quarter of 2005. Net sales for the first six months of 2006 were $1.49 billion, up 13.3% over net sales of $1.32 billion for the same period in 2005.
“Our strengths for the quarter included continued market share gains in the site-built construction and industrial markets where we again saw double-digit unit growth,” said CEO Michael B. Glenn.
Sales were adversely impacted by the lumber market, with prices down approximately 14% from the prior year quarter. The increase in earnings was driven by a combination of increased sales of value-added products and a continued focus on innovations and cost reductions. Value-added products made up 56% of total sales for the quarter, up from 50% for the same period last year.
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Universal Forest Products, Inc.

“We’re continuing our strategy of focusing on sales of value-added products by growing our market share in site-built construction and industrial, as well as introducing products through our new division, Universal Consumer Products,” Glenn said.
By market, Universal posted second-quarter sales of:
•	$349.5 million in D-I-Y/retail, up 1.4% compared to the same quarter last year;

•	$227.8 million in site-built construction, an increase of 22.1% over the same quarter last year;

•	$149.4 million in industrial, up 6.4% over the second quarter 2005; and

•	$100.1 million in manufactured housing, a 7.2% decrease from the second quarter of 2005, which reflected a significant decline in lumber prices in 2006 of species relevant to this market.
OUTLOOK
The Company reaffirms its annual target for net earnings growth of 15% to 20% and its unit sales target of 10% to 15% growth in 2006 based upon the following assumptions:
•	Stable housing markets where we have a strong site-built presence and continued opportunities for market share gains.

•	Stability in our D-I-Y/retail and manufacturing housing markets, as well as in lumber prices.

•	Favorable weather conditions for building and home improvement activities, particularly in the fourth quarter.

•	Continuing to gain market share and realize strong unit sales growth in the industrial market.

•	The completion of strategic business acquisitions.
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EDT on Tuesday, July 18, 2006. The conference call will be hosted by CEO Michael B. Glenn and Executive Chairman William G. Currie and will be available for analysts and institutional investors domestically at (866) 383-8008 or internationally at (617) 597-5341. Use conference call ID #73805629.
The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Wednesday, August 16, 2006 domestically at (888) 286-8010 or internationally at (617) 801-6888. Use replay ID # 22096875.
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Universal Forest Products, Inc.

Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for D-I-Y/retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood packaging for various industries. The Company also provides framing services for the site-built sector. The Company reported sales of nearly $2.7 billion in 2005. Universal has approximately 10,000 employees who work out of more than 100 locations. For information about Universal Forest Products, please visit the Company’s Web site at http://www.ufpi.com, or call 888-Buy-UFPI.
Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the Company’s reports on Form 10K and 10Q on file with the Securities and Exchange Commission.
HIGHLIGHTS TO FOLLOW

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE SIX MONTHS ENDED
JUNE 2006/2005

	Quarter Period				Year to Date
(In thousands, except per share data)	2006		2005		2006		2005
NET SALES	$826,847	100%	$779,552	100%	$1,492,456	100%	$1,316,712	100%

COST OF GOODS SOLD	706,429	85.44	678,310	87.01	1,277,727	85.61	1,148,241	87.21

GROSS PROFIT	120,418	14.56	101,242	12.99	214,729	14.39	168,471	12.79

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	70,773	8.56	59,505	7.63	135,302	9.07	109,356	8.31

EARNINGS FROM OPERATIONS	49,645	6.00	41,737	5.35	79,427	5.32	59,115	4.49

OTHER EXPENSE (INCOME)
Interest expense	3,744	0.45	4,266	0.55	7,543	0.51	8,041	0.61
Interest income	(352)	-0.04	(270)	-0.03	(781)	-0.05	(419)	-0.03
Net (gain) loss on sale of real estate and interest in subsidiary	(63)	-0.01	32	0.00	(63)	0.00	(1,240)	-0.09

	3,329	0.40	4,028	0.52	6,699	0.45	6,382	0.48

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	46,316	5.60	37,709	4.84	72,728	4.87	52,733	4.00

INCOME TAXES	17,885	2.16	14,237	1.83	27,641	1.85	19,996	1.52

EARNINGS BEFORE MINORITY INTEREST	28,431	3.44	23,472	3.01	45,087	3.02	32,737	2.49

MINORITY INTEREST	(1,117)	-0.14	(682)	-0.09	(1,907)	-0.13	(718)	-0.05

NET EARNINGS	$27,314	3.30	$22,790	2.92	$43,180	2.89	$32,019	2.43

EARNINGS PER SHARE — BASIC	$1.45		$1.24		$2.31		$1.75

EARNINGS PER SHARE — DILUTED	$1.41		$1.20		$2.23		$1.69

WEIGHTED AVERAGE SHARES OUTSTANDING	18,851		18,323		18,729		18,255

WEIGHTED AVERAGE SHARES OUTSTANDING WITH COMMON STOCK EQUIVALENTS	19,432		18,984		19,355		18,978
SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2006	%	2005	%	2006	%	2005	%
Do-It-Yourself/Retail	$349,519	42%	$344,624	44%	$562,511	38%	$522,733	40%
Site-Built Construction	227,830	28%	186,626	24%	437,588	29%	337,549	26%
Manufactured Housing	100,134	12%	107,925	14%	205,254	14%	203,371	15%
Industrial	149,364	18%	140,377	18%	287,103	19%	253,059	19%

Total	$826,847	100%	$779,552	100%	$1,492,456	100%	$1,316,712	100%

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
JUNE 2006/2005

(In thousands)	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$43,309	$27,586
Accounts receivable	242,829	232,600
Inventories	246,810	247,829
Other current assets	22,495	13,114

TOTAL CURRENT ASSETS	555,443	521,129

OTHER ASSETS	8,003	8,056
INTANGIBLE ASSETS, NET	147,901	134,373

PROPERTY, PLANT AND EQUIPMENT, NET	227,995	222,304

TOTAL ASSETS	$939,342	$885,862

	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$247,524	$229,835

Current portion of long-term debt and capital leases	902	21,937

TOTAL CURRENT LIABILITIES	248,426	251,772

LONG-TERM DEBT AND CAPITAL LEASES, less current portion	170,192	206,000
OTHER LIABILITIES	33,050	36,717

SHAREHOLDERS’ EQUITY	487,674	391,373

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$939,342	$885,862

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED
JUNE 2006/2005

(In thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$43,180	$32,019
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	16,730	15,200
Amortization of intangibles	2,151	1,190
Expense associated with share-based compensation arrangements	522	—
Expense associated with stock grant plans	177	133
Deferred income taxes	(867)	(516)
Minority interest	1,907	718
Loss (gain) on sale or impairment of property, plant and equipment	(183)	(1,133)
Changes in:
Accounts receivable	(57,246)	(80,206)
Inventories	7,768	(31,838)
Accounts payable	39,426	50,881
Accrued liabilities and other	8,237	17,131
Excess tax benefits from share-based compensation arrangements	(3,866)	—

NET CASH FROM OPERATING ACTIVITIES	57,936	3,579

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(16,234)	(21,985)
Acquisitions, net of cash received	(11,298)	(7,500)
Proceeds from sale of property, plant and equipment	565	2,318
Collection of notes receivable	1,600	323
Advances on notes receivable	(2,473)	—
Insurance proceeds	38	3,013
Other, net	—	135

NET CASH FROM INVESTING ACTIVITIES	(27,802)	(23,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facilities	(40,000)	21,140
Repayment of long-term debt	(325)	(454)
Proceeds from issuance of common stock	5,389	2,865
Distributions to minority shareholder	(930)	(369)
Dividends paid to shareholders	(1,035)	(910)
Excess tax benefits from share-based compensation arrangements	3,866	—
Other, net	(5)	157

NET CASH FROM FINANCING ACTIVITIES	(33,040)	22,429

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,906)	2,312

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	46,215	25,274

CASH AND CASH EQUIVALENTS, END OF PERIOD	$43,309	$27,586